 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 7, 2016

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street, Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following is a description of the 2017 Incentive Plan adopted by the directors on August 18, 2017

Purpose: The purpose of the 2017 Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants, and non-employee directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration:  The 2017 Incentive Plan is administered by a committee (the “Committee”),

(a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; (ii)  to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or, if applicable or selected by the Board to determine independence, another stock exchange rule; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(b) with respect to the application of this Plan to Non-Employee Directors, the Board.

Currently, the Compensation Committee of the Board, which meets these requirements in (a) above, serves as the Committee under the 2017 Incentive Plan with regard to employees and consultants. Our Board serves as the Committee with respect to the application of the 2017 Incentive Plan to non-employee directors.

The Committee has full authority to administer and interpret the 2017 Incentive Plan, to grant awards under the 2017 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2017 Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The Committee has substantial discretion in administering the Plan.

The terms and conditions of individual awards are set forth in agreements that are consistent with the terms of the 2017 Incentive Plan. No awards may be granted under the 2017 Incentive Plan after August 17 , 2026. Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2017 Incentive Plan will continue to apply thereto.

Available Shares: The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the 2017 Incentive Plan or with respect to which awards may be granted may not exceed 40,000,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the 2017 Incentive Plan are cancelled for any reason, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2017 Incentive Plan. The number of shares of Common Stock available for awards under the 2017 Incentive Plan will be reduced by the total number of awards exercised (“exercised” includes the shares of Common Stock underlying such awards that are not actually issued as the result of net settlement or pay any exercise price or tax withholding obligation with respect to any award). In addition, the Company may not use the cash proceeds it receives from the exercise of stock options to repurchase shares of Common Stock on the open market for reuse under the 2017 Incentive Plan. In determining the number of shares that may be issued or used for reference purposes, awards that may be settled solely in cash will not be deemed to use any shares of Common Stock that may be issued or used for reference purposes under the 2017 Incentive Plan.

The individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award in accordance with the 2017 Incentive Plan may be adjusted by the Committee to reflect any change in our capital structure or business by reason of certain corporate transactions or events in accordance with the terms of the 2017 Incentive Plan.

Eligibility and Types of Awards: All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2017 Incentive Plan. All such grantees in the preceding two sentences are referred to as “Participants.”

Any dividends or dividend equivalents paid on “full-value awards” will be subject to the same vesting requirements as the underlying award.  Dividend equivalent rights may be granted as stand-alone rights.

Stock Appreciation Rights: The Committee may grant stock appreciation rights (“SARs”) either with a stock option that may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in Stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any) and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the 2017 Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock   The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse. If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain.

Performance Shares; The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The grant of performance shares will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Performance Units: The Committee may award performance units. Performance units will have a fixed dollar value. A performance unit is the right to receive Common Stock or cash of equivalent value. The grant of performance units will specify one or more performance criteria to meet within a specified performance cycle determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance cycle, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance units. To the extent earned, the performance units will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Other Stock-Based Awards;The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units, restricted stock units,  awards valued by reference to book value of shares of Common Stock, and dividend equivalent rights) under the 2017 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares, including dividends. The Committee will determine the terms and conditions of any such other awards,

Performance: Criteria, Performance goals established for purposes of the grant and/or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards, Performance Units and/or Performance Shares intended to be “performance-based” shall be based on one or more of the following performance goals (“Performance Criteria”): enterprise value of the Company; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; cash flow including, but not limited to, from operations or free cash flow; bank debt or other or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); operating margin; return on operating revenue or return on operating profit; sales (net or otherwise), revenues, income (net or otherwise) or earnings before income tax or other exclusions of the Company; return measures (after tax or pre-tax), including return on capital employed, return on invested capital; earnings before income and taxes; earnings before income and taxes, depreciation and amortization; return on equity, return on assets, return on net assets; total stockholder return or growth in total stockholder return (with or without dividend reinvestment); estimated market share; expense management/control or reduction (including without limitation, compensation and benefits expense); customer satisfaction; technological improvements/implementation, new product innovation; property/asset purchases or sales; litigation and regulatory resolution/implementation goals; leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); risk management/implementation; development and implementation of strategic plans and/or organizational restructuring goals; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or to enhance its customer base; or completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company; sales to individual or related customers; sales to new customers; contacts with potential customers; evaluations of the company’s products by potential customers; and identification of and/or exploitation of new markets.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or its subsidiary, division or other operational unit) performance. Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. T2 Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

To the extent any objective Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

On August 18, 2017, the Company awarded the following options to purchase common stock to management: Andre Zeitoun - 12,910,772 options; Christopher Carney - 4,780,550 options; Eric Basroon - 4,780,550 options; William Gleeson - 3,749,439 options; Brian Newsome - 2,278,689 options.

The Options are ten-year options with an exercise price of $.06. The closing market price on the date of grant was $.04.

The conditions of vesting of the options are as follows:

1.

25% of the options will vest upon the closing of the sale of an aggregate of $600,000 of units at $.04 per unit. Each unit will consist of one common stock and .25 of a three-year warrant with a full share of common stock requiring the exercise of four warrants and the payment of $.04.

2.

25% of the options will vest upon the receipt of at least $900,000 from one or more of the following sources: sale(s) of common stock over and above $600,000, consideration for entering into licensing or similar agreement(s), and/or consideration for entering into agreement(s) relating to the sale or lease of minerals rights or entering into options or other agreements relating mineral rights.

3.

25% of the options will vest when the Company has toll processing arrangements with two toll processors of halloysite that, in management’s good faith belief, can process halloysite to the Company’s specifications. One of the agreements may be a back-up or standby arrangement.

4.	8.3% if EBITDA is positive over a period of twelve months.

5.	8.3% if EBITDA equals or exceeds $2 million over a period of twelve months.

6.	8.4% if EBITDA equals or exceeds $4 million over a period of twelve months.

On August 18, 2017, the Board of Directors granted options to directors other than to Mr. Zeitoun, who does not receive compensation for service on the Board.  The exercise price of the options is $.06 and the number of options is determined by dividing the dollar amount of the fee by $.06. The closing market price of the Company’s common stock on August 18, 2017 was $.04.

The options cover fees for Board service for the fourth quarter of 2017 and the first three quarters of 2018, except for service on the Operations Committee.

The fees for Board service are $50,000 in options for membership on the Board, $10,000 on options or chairmanship of the Board or a committee (except the Operations Committee).  The options for such fees, except for the Operations Committee, vest as the beginning of each calendar quarter provided the person in in office at that time.

The Chairman of the Operations Committee receives as fee of $150,000 per year and the non-management member receives a fee of $62,500 per year. The options for such fees vest on May 1, 2018.

The total number of options granted to each of the directors is as follows: Mr. Betz -- 1,791,667; Mr. Concha: 3,250,000; Mr. Levy -- 1,000,000; Mr. Zamani -- 833,333; Mr. Taft -- 208,333 (Mr. Taft decided not to seek reelection at the Annual Meeting).

Mr. Zyngier elected Decmber 7, 2017 to the board is elected a director, will be compensated consistent with Board policies.

Item 5.07 Submission of Matters to a vote of security holders.

The 2017 annual meeting of stockholders was held on December 7, 2017. The following sets forth the items voted on and the results,

PROPOSAL 1 ELECTION OF DIRECTORS

	FOR	WITHHELD	BROKER NON-VOTES

MARIO CONCHA	80,600,098	788,691	35,038.989
JOHN LEVY	80,593,708	95,081	35,038.989

ROBERT BETZ	80,599,698	789,091	35,038.989
ALI ZAMANI	81,230,096	158,693	35,038.989
ANDRE ZEITOUN	81,223,486	165,303	35,038.989
ALEXANDRE ZYNGIER	81,233,486	155,303	35,038.989

PROPOSAL 2 ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
76,096,148	5,221,602	71,039	35,038,989

PROPOSAL 3 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FOR	AGAINST	ABSTAIN
112,646,660	815,909	2,965,209

PROPOSAL 4 RATIFY EISNERAMPER LLP AS INDEPENDENT REGISTERED PUBLIC ACCT OUNTANT

FOR	AGAINST	ABSTAIN
115,927,739	202,005	298,034

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 12, 2017	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer